UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2010

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   Submission of Matters to a Vote of Security Holders

On June 24, 2010, Best Buy Co., Inc. (the “registrant”) held its annual Regular Meeting of Shareholders. Set forth below for each matter voted upon, are the number of votes cast for or against, the number of abstentions and, as applicable, the number of broker non-votes.

1.               Election of Directors. The following individuals were elected as Class 1 directors, each to serve two-year terms expiring at the registrant’s 2012 Regular Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Abstain	Broker Non-Votes
Lisa M. Caputo	332,115,058	5,628,919	40,886,960
Brian J. Dunn	333,088,314	4,655,663	40,886,960
Kathy J. Higgins Victor	331,859,798	5,884,179	40,886,960
Rogelio M. Rebolledo	333,986,732	3,757,245	40,886,960
Gérard R. Vittecoq	333,973,709	3,770,268	40,886,960

2.               Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending February 26, 2011, was ratified based upon the following votes:

For	Against	Abstain
377,961,957	407,523	261,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC. (Registrant)

Date: June 29, 2010	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer